Term Sheet No. 731BC/A†
To prospectus dated October 10, 2006,
prospectus supplement dated November 13, 2006,
product supplement BC dated September 14, 2009 and
underlying supplement no. 17 dated August 11, 2008
Registration Statement No. 333-137902 Dated September 15, 2009; Rule 433
Deutsche Bank AG, London Branch
$
Equity Basket Notes Linked to Seven Basket Funds due September 30*, 2014
General
•
The Equity Basket Notes Linked to Seven Basket Funds due September 30*, 2014 (the “notes”) are designed for investors who seek principal protection at maturity and potential annual Coupon Payments up to a maximum of 5.75-6.75% per annum (to be determined on the Trade Date), subject to the credit of the Issuer.

•	Annual coupons will vary based on the performance of a basket of seven exchange traded funds and could be zero.
•	Senior unsecured obligations of Deutsche Bank AG, London Branch maturing September 30*, 2014.
•	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
•	The notes are expected to price on or about September 25*, 2009 (the “Trade Date”) and are expected to settle three business days later on or about September 30*, 2009 (the “Settlement Date”).

Key Terms
Issuer:	Deutsche Bank AG, London Branch
Basket Funds:
There are seven exchange traded funds that collectively constitute the “Basket Funds.” The Basket Funds and the Bloomberg ticker symbol of each Basket Fund are set forth under “The Basket Funds” on page TS-2 of this term sheet.

Payment at Maturity:	$1,000 per $1,000 note Principal Amount, plus any coupon due on the Maturity Date.
Variable Coupon Payment Dates:
October 6*, 2010; September 29*, 2011, September 28*, 2012, September 30*, 2013 and September 30*, 2014, subject to postponement in the event of a Market Disruption Event and as described under “Description of Notes—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Variable Coupon Observation Dates:
October 1*, 2010; September 26*, 2011, September 25*, 2012, September 25*, 2013 and September 25*, 2014, subject to postponement in the event of a Market Disruption Event and as described under “Description of Notes—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Maximum Annual Contribution:	The Maximum Annual Contribution of each Basket Fund will be between 5.75% and 6.75% (to be determined on the Trade Date).
Minimum Annual Contribution:	Unlimited
Basket Fund Return:	With respect to each Basket Fund, on each Variable Coupon Observation Date:
Final Annual Share Price – Initial Share Price Initial Share Price
Annual Contribution:	With respect to each Basket Fund on each Variable Coupon Observation Date, the lesser of i) the Maximum Annual Contribution; and ii) the Basket Fund Return for such Basket Fund.
Contribution Average:
With respect to each Variable Coupon Observation Date, the average of the Annual Contributions of all Basket Funds, calculated as the sum of the Annual Contribution of each Basket Fund multiplied by 1/7.

Variable Coupon Payment Percentage:	On each Variable Coupon Payment Date the greater of i) zero; and ii) the Contribution Average on the corresponding Variable Coupon Observation Date.
Initial Share Price:	With respect to each Basket Fund, the Closing Price of one share of such Basket Fund on the Trade Date. See “The Basket Funds” on page TS-2 of this term sheet.
Final Annual Share Price:
With respect to each Basket Fund, the Closing Price of one share of such Basket Fund on the corresponding Variable Coupon Observation Date times the Fund Adjustment Factor for such Basket Fund on such day.

Fund Adjustment Factor:
For each Basket Fund, initially 1.0 on the Trade Date and subject to adjustment under certain circumstances. See “Description of Notes—Anti-dilution Adjustments” in the accompanying product supplement for further information.

Trade Date:	September 25*, 2009
Maturity Date:
September 30*, 2014, subject to postponement in the event of a Market Disruption Event and as described under “Description of Notes—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Listing:	The notes will not be listed on any securities exchange.
CUSIP / ISIN:	2515A0 R7 0 / US2515A0R700
* Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Variable Coupon Observation Dates, Variable Coupon Payment Dates and Maturity Date will be changed so that the stated term of the notes remains the same.
† This amended and restated term sheet supersedes term sheet No. 731BC in its entirety.  We refer to this amended and restated term sheet as “term sheet.”

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page 8 of the accompanying product supplement BC and “Selected Risk Considerations” beginning on page TS-7 of this term sheet.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Max. Total Discounts, Commissions and Fees(1)	Min. Proceeds to Us
Per note	$1,000.00	$42.50	$957.50
Total	$	$	$
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this term sheet.
The agents for this offering are affiliates of ours. For more information see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, the notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
Deutsche Bank Securities	Deutsche Bank Trust Company Americas

ADDITIONAL TERMS SPECIFIC TO THE NOTES

•
You should read this term sheet together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which these notes are a part, and the more detailed information contained in product supplement BC dated September 14, 2009 and underlying supplement no. 17 dated August 11, 2008. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement no. 17 dated August 11, 2008:
http://www.sec.gov/Archives/edgar/data/1159508/000119312508173702/d424b21.pdf

•	Product supplement BC dated September 14, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509191427/d424b21.pdf

•	Prospectus supplement dated November 13, 2006:
http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus dated October 10, 2006:
http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

•
Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

•
This term sheet, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the notes.

•
Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

•
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. We will notify you in the event of any changes to the terms of the notes, and you will be asked to accept such changes in connection with your purchase of any notes. You may also choose to reject such changes, in which case we may reject your offer to purchase the notes.

THE BASKET FUNDS

The Basket Funds and the Bloomberg ticker symbol of each Basket Fund, along with other pertinent information about the Basket Funds, are set forth below:

Ticker Symbol	Basket Fund	Relevant Exchange	Fund Weighting	Initial Share Price*
OIH	Oil Services HOLDRSSM Trust (Depositary Receipts)	NYSE Arca	1/7	$
GDX	Market Vectors Gold Miners ETF	NYSE Arca	1/7	$
XME	SPDR® S&P® Metals & Mining ETF	NYSE Arca	1/7	$
IYR.P	iShares® Dow Jones U.S. Real Estate Index Fund	NYSE Arca	1/7	$
EFA.P	iShares® MSCI EAFE® Index Fund	NYSE Arca	1/7	$
QQQQ	PowerShares QQQ TrustSM, Series 1	NASDAQ	1/7	$
SHY.P	iShares® Barclays 1-3 Year Treasury Bond Fund	NYSE Arca	1/7	$

*	The Initial Share Price for each Basket Fund will be determined on the Trade Date.

HYPOTHETICAL SCENARIOS OF VARIABLE COUPON PAYMENT PERCENTAGES

On each Variable Coupon Payment Date, you may be entitled to receive a coupon depending on the performance of the Basket Funds since the Trade Date. The coupon rate payable per note on each Variable Coupon Payment Date will be determined on the corresponding Variable Coupon Observation Date and may be zero. The Payment at Maturity due on the note will be $1,000 per $1,000 note Principal Amount plus any coupon due on the Maturity Date. The following examples illustrate how one Coupon Payment is calculated on a Variable Coupon Observation Date, assuming a Maximum Annual Contribution of 6.25%. The actual Maximum Annual Contribution will be determined on the Trade Date. The following results are based solely on the hypothetical examples cited. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the tables below have been rounded for ease of analysis.

Scenario 1: The Basket Fund performance results in a coupon equal to the Maximum Annual Contribution on the applicable Variable Coupon Payment Date.

Basket Fund	Initial Share Price	Final Annual Share Price	Basket Fund Return	Annual Contribution	Annual Contribution x 1/7
OIH	$110.00	$121.00	10.00%	6.25%	0.893%
GDX	$45.00	$49.50	10.00%	6.25%	0.893%
XME	$45.00	$49.50	10.00%	6.25%	0.893%
IYR.P	$40.00	$44.00	10.00%	6.25%	0.893%
EFA.P	$55.00	$60.50	10.00%	6.25%	0.893%
QQQQ	$40.00	$44.00	10.00%	6.25%	0.893%
SHY.P	$85.00	$93.50	10.00%	6.25%	0.893%
				Contribution Average=	6.25%
				Variable Coupon Payment Percentage=	6.25%
In this scenario, even though all seven Basket Funds have significant positive Basket Fund Returns, because the Annual Contribution for each individual Basket Fund may not be more than the Maximum Annual Contribution of 6.25%, the Variable Coupon Payment Percentage is equal to the Maximum Annual Contribution of 6.25%. This scenario results in a Coupon Payment of $62.50 per $1,000 note Principal Amount. Even when all of the Basket Funds have significant positive Basket Fund Returns, the Coupon Payment on the applicable Variable Coupon Payment Date is limited by the Maximum Annual Contribution.

Scenario 2: The Basket Fund performance results in no Coupon Payment on the applicable Variable Coupon Payment Date.

Basket Fund	Initial Share Price	Final Annual Share Price	Basket Fund Return	Annual Contribution	Basket Fund Contribution average
OIH	$110.00	$121.00	10.00%	6.25%	0.893%
GDX	$45.00	$49.50	10.00%	6.25%	0.893%
XME	$45.00	$49.50	10.00%	6.25%	0.893%
IYR.P	$40.00	$44.00	10.00%	6.25%	0.893%
EFA.P	$55.00	$60.50	10.00%	6.25%	0.893%
QQQQ	$40.00	$44.00	10.00%	6.25%	0.893%
SHY.P	$85.00	$42.50	-50.00%	-50.00%	-7.14%
				Contribution Average=	-1.79%
				Variable Coupon Payment Percentage=	0.00%

In this scenario, even though six of the seven Basket Funds have positive Basket Fund Returns, because one Basket Fund has a significant negative Basket Return of -50.00%, the Contribution Average is -1.79%. Therefore, the Variable Coupon Payment Percentage is 0.00% and the investor will receive no Coupon Payment on the applicable Variable Coupon Payment Date. Even when most of the Basket Funds have positive Basket Return, because of the Maximum Annual Contribution, if the negative Basket Returns of one or more of the other Basket Funds is sufficiently large, the investor may receive no Coupon Payment on the applicable Variable Coupon Payment Date.

Scenario 3: The Basket Fund performance results in a coupon less than the Maximum Annual Contribution on the applicable Variable Coupon Payment Date.

Basket Fund	Initial Share Price	Final Annual Share Price	Basket Fund Return	Annual Contribution	Basket Fund Contribution average
OIH	$110.00	$121.00	10.00%	6.25%	0.893%
GDX	$45.00	$47.25	5.00%	5.00%	0.714%
XME	$45.00	$40.50	-10.00%	-10.00%	-1.429%
IYR.P	$40.00	$44.00	10.00%	6.25%	0.893%
EFA.P	$55.00	$57.75	5.00%	5.00%	0.714%
QQQQ	$40.00	$38.00	-5.00%	-5.00%	-0.714%
SHY.P	$85.00	$93.50	10.00%	6.25%	0.893%
				Contribution Average=	1.96%
				Variable Coupon Payment Percentage=	1.96%
In this scenario, because five of the seven Basket Funds have positive Basket Returns, ranging from 5.00% to 10.00%, and even though the other two Basket Funds have negative Basket Fund Returns of -10.00% and -5.00%, the Contribution Average is 1.96%, and the investor receives a Coupon Payment of $19.60 per $1,000 note Principal Amount. Even if some of the Basket Funds have negative Basket Returns, if the negative Basket Fund Returns are sufficiently small and are offset by the greater positive Basket Fund Returns of the other Basket Funds, the investor will receive a Coupon Payment on the applicable Variable Coupon Payment Date, subject to the credit of the Issuer.

SELECTED PURCHASE CONSIDERATIONS

•
PRESERVATION OF CAPITAL AT MATURITY — You will receive at least 100% of the Principal Amount of your notes provided that you hold the notes to maturity, regardless of the performance of the Basket Funds. Because the notes are our senior unsecured obligations, payment of any amount at maturity remains subject to our ability to pay our obligations as they become due.

•
RETURN LINKED TO AN EQUALLY WEIGHTED BASKET OF SEVEN BASKET FUNDS — The return on the notes is linked to the performance of an equally weighted basket of seven Basket Funds. The Basket Funds are the following exchange traded funds: Oil Services HOLDRSSM Trust, Market Vectors Gold Miners ETF, SPDR Metals & Mining ETF, iShares® Dow Jones U.S. Real Estate Index Fund, iShares® MSCI EAFE® Index Fund, PowerShares QQQ TrustSM Trust, Series 1 and iShares® Barclays 1-3 Year Treasury Bond Fund. A brief description of each Basket Fund is set forth below.

Oil Services HOLDRSSM Trust

The Oil Services HOLDRSSM Trust (“OIH”) was formed pursuant to a depositary trust agreement, dated as of February 6, 2001, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor, other depositors and the owners of the Oil Service HOLDRS. OIH is not a registered investment company under the Investment Company Act of 1940. The trust holds shares of common stock issued by a group of companies that provide drilling, well-site management and related products and services to the oil service industry. This section is just a summary of the Oil Services HOLDRSSM Trust. For more information on the Oil Services HOLDRSSM Trust, see the information set forth under “Oil Services HOLDRSSM Trust” in this term sheet.

Market Vectors Gold Miners ETF

The Market Vectors Gold Miners ETF is an exchange traded fund managed by Market Vectors ETF Trust, a registered investment company. The Market Vectors ETF Trust consists of numerous separate investment portfolios, including the Market Vectors Gold Miners ETF. The Market Vectors Gold Miners ETF seeks to provide investment results that replicate as closely as possible the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. It is possible that this fund may not fully replicate the performance of the NYSE Arca Gold Miners Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. This section is just a summary of the Market Vectors Gold Miners ETF. For more information on the Market Vectors Gold Miners ETF, see the information set forth under “Market Vectors Gold Miners ETF” in this term sheet. For more information on the NYSE Arca Gold Miners Index, see the information set forth under “NYSE Arca Gold Miners Index” in this term sheet.

SPDR® S&P® Metals & Mining ETF

The SPDR® S&P® Metals & Mining ETF is an exchange traded fund managed by SPDR Series Trust, a registered investment company. The SPDR Series Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Metals & Mining ETF. The SPDR® S&P® Metals & Mining ETF seeks to provide investment results that replicate as closely as possible the total return performance, before fees and expenses, of an index derived from the oil and gas equipment and services segment known as the S&P® Metals and Mining Select Industry Index™. The S&P® Metals & Mining Select Industry™ Index is an equal-weighted index that is designed to measure the performance of the metals and mining sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market. This description is a just a summary of the SPDR® S&P® Metals & Mining ETF. For more information on the SPDR® S&P® Metals & Mining ETF, see the information set forth under “SPDR® S&P® Metals & Mining ETF” in this term sheet. For more information on the S&P® Metals & Mining Select Industry™ Index, please see “S&P® Metals & Mining Select Industry™ Index” in this term sheet.

iShares® Dow Jones U.S. Real Estate Index Fund

The iShares® Dow Jones U.S. Real Estate Index Fund is an exchange traded fund managed by iShares® Trust, a registered investment company. The iShares® Trust consists of numerous separate investment portfolios, including the iShares® Dow Jones U.S. Real Estate Index Fund. The iShares® Dow Jones U.S. Real Estate Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the real estate sector of the U.S. equity market as measured by the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index consists of Real Estate Investment Trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. The Dow Jones U.S. Real Estate

Index is calculated, published and disseminated daily by Dow Jones & Company (“Dow Jones”), and measures the performance of the real estate industry of the U.S. equity market, including real estate holding and developing and REITs. The iShares® Dow Jones U.S. Real Estate Index Fund trades on the NYSE under the ticker symbol “IYR.” It is possible that this fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the Dow Jones U.S. Real Estate Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in this fund, the fees and expenses of the fund or due to other circumstances. This section is a summary only of the iShares® Dow Jones U.S. Real Estate Index Fund. For more information on the iShares® Dow Jones U.S. Real Estate Index Fund, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The iShares Exchange Traded Funds—iShares® Dow Jones U.S. Real Estate Index Fund” in the accompanying underlying supplement no. 17 dated August 11, 2008.

iShares® MSCI EAFE® Index Fund

The iShares® MSCI EAFE® Index Fund is an exchange traded fund managed by iShares® Trust, a registered investment company. The iShares® Trust consists of numerous separate investment portfolios, including the iShares® MSCI EAFE® Index Fund. The iShares® MSCI EAFE® Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. The iShares® MSCI EAFE® Index Fund trades on the NYSE under the ticker symbol “EFA.” It is possible that this fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI EAFE® Index due to the temporary unavailability of certain securities in the secondary markets, the performance of any derivative instruments contained in this fund, the fees and expenses of the fund or due to other circumstances. This section is a summary only of the iShares® MSCI EAFE® Index Fund. For more information on the iShares Exchange Traded Funds, including information concerning calculation methodology and adjustment policy, please see the section entitled “The iShares Exchange Traded Funds—Methodology” in the accompanying underlying supplement no. 17 dated August 11, 2008. For more information on the MSCI EAFE® Index, please see the section entitled “The MSCI Indices—The MSCI EAFE® Index” in the accompanying underlying supplement no. 17 dated August 11, 2008.

PowerShares QQQ TrustSM, Series 1

The PowerShares QQQ TrustSM, Series 1 (“QQQQ”) is governed by a standard terms and conditions of trust between The Bank of New York Mellon, as trustee, and Nasdaq Global Funds, the predecessor sponsor to Invesco PowerShares Capital Management LLC. The sponsor and the trustee are also parties to a trust indenture and agreement of the trust. QQQQ is a unit investment trust designed to generally correspond to the price and yield performance of the Nasdaq-100 Index®. This section is just a summary of the PowerShares QQQ TrustSM, Series 1. For more information on the PowerShares QQQ TrustSM, Series 1, see the information set forth under “PowerShares QQQ TrustSM, Series 1” in this term sheet. For more information on the NASDAQ 100® Index, including information concerning itscomposition, calculation methodology and adjustment policy, please see the section entitled “The NASDAQ 100® Index” in the accompanying underlying supplement no. 17 dated August 11, 2008.

iShares® Barclays 1-3 Year Treasury Bond Fund

The iShares® Barclays 1-3 Year Treasury Bond Fund is an exchange traded fund managed by iShares® Trust, a registered investment company. The iShares® Trust consists of numerous separate investment portfolios, including the iShares® Barclays 1-3 Year Treasury Bond Fund. The iShares® Barclays 1-3 Year Treasury Bond Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the short-term sector of the United States Treasury Market as defined by the Barclays Capital U.S. 1-3 Year Treasury Bond Index. The Barclays Capital U.S. 1-3 Year Treasury Bond Index is market capitalization weighted and measures the performance of public obligations to the U.S. Treasury that have a remaining maturity of greater than or equal to one year and less than three years. This section is just a summary of the iShares® Barclays 1-3 Year Treasury Bond Fund. For more information on the iShares® Barclays 1-3 Year Treasury Bond Fund, see the information set forth under “iShares® Barclays 1-3 Year Treasury Bond Fund” in this term sheet. For more information on the Barclays Capital U.S. 1-3 Year Treasury Bond Index, see the information set forth under “Barclays Capital U.S. 1-3 Year Treasury Bond Index” in this term sheet.

SELECTED RISK CONSIDERATIONS

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Funds. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement BC dated September 14, 2009.

•
YOU MAY NOT RECEIVE ANY COUPON PAYMENTS — The notes do not guarantee any Coupon Payments. The coupon paid on a Coupon Payment date, if any, will depend on the performance of the Basket Funds and is limited to the Maximum Annual Contribution of between 5.75% and 6.75% (to be determined on the Trade Date). Coupon payments on the notes may be zero and may be less than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other debt securities of ours, because of the way in which the Variable Coupon Payment Percentages are calculated. The return on the notes may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

•
THE CONTRIBUTION OF ANY PARTICULAR BASKET FUND TO A COUPON IS CAPPED, REGARDLESS OF THE BASKET FUND’S PERFORMANCE — The individual Annual Contribution of any Basket Fund is limited to the Maximum Annual Contribution. Therefore, the contribution of any particular Basket Fund to your coupon is capped, regardless of any positive Basket Fund performance, which may be significant. As a result, the return on the notes may be significantly less than the return you would have received if you had invested directly in the Basket Funds.

•
YOUR COUPON PAYMENTS ARE LIMITED TO THE MAXIMUM ANNUAL CONTRIBUTION — The individual Annual Contribution of any Basket Fund is limited to the Maximum Annual Contribution of between 5.75% and 6.75% (to be determined on the Trade Date). Therefore, the coupon due on any Variable Coupon Payment Date, which is determined by taking the average of the Annual Contributions of all Basket Funds, is limited to between $57.50 and $67.50 (to be determined on the Trade Date) per $1,000 note Principal Amount.

•
PAYMENTS ON THE NOTES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The payment of any amount due on the notes, including the coupons and repayment of principal at maturity, is subject to the credit risk of the Issuer. An actual or anticipated downgrade in the Issuer’s credit rating will likely have an adverse effect on the market value of the notes.

•
CHANGES IN THE VALUE OF THE BASKET FUNDS MAY OFFSET EACH OTHER — Coupons due on the Variable Coupon Payment Dates are linked to a Basket consisting of seven Basket Funds. Price movements in the Basket Funds may not correlate with each other. At a time when the prices of some of the Basket Funds increase, the prices of other Basket Funds may not increase as much or may decline. Therefore, in calculating the Contribution Average, increases in the price of some of the Basket Funds may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Funds, particularly because there is a Maximum Annual Contribution for each Basket Fund but no corresponding Minimum Annual Contribution.

•
YOU MAY NOT RECEIVE ANY COUPON PAYMENTS EVEN WHEN THE BASKET AS A WHOLE HAS APPRECIATED BECAUSE THERE IS A MAXIMUM ANNUAL CONTRIBUTION BUT NO CORRESPONDING MINIMUM ANNUAL CONTRIBUTION — The Maximum Annual Contribution is 5.75% to 6.75% (to be determined on the Trade Date), but there is no Minimum Annual Contribution. Therefore, a large positive Basket Fund Return by one Basket Fund may contribute less to the Contribution Average than a smaller (in absolute value) negative Basket Fund Return by another Basket Fund deducts from the Contribution Average. For example, if one Basket Fund has a Basket Fund Return of 100%, a second Basket Fund has a Basket Fund Return of -25%, and the rest of the Basket Funds have Basket Fund Returns of 0%, the positively performing Basket Fund will have an Annual Contribution of 5.75 to 6.75%, the negatively performing Basket Fund will have an Annual Contribution of -25%, and the remainder of the Basket Funds will have Annual Contributions of 0%, resulting in a negative Contribution Average. This would result in no coupon, even if the overall Basket Fund performance is positive.

•
DECREASES IN THE PRICE OF THE BASKET FUNDS OVER THE TERM OF THE NOTE WILL LIMIT ANY COUPON PAYABLE ON THE NOTES — The Basket Fund Return is calculated using the Initial Share Price of each Basket Fund, which is determined on the Trade Date. As a result, decreases in the price of a Basket Fund in any period may limit the Annual Contribution in subsequent periods.

•
NO OWNERSHIP RIGHTS IN THE BASKET FUNDS — As a holder of the notes, you will not have any ownership interest or rights in any of the Basket Funds, such as voting rights or dividend payments. In addition, the issuers of the Basket Funds will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Basket Funds and, consequently, the value of the notes.

•
NO AFFILIATION WITH THE BASKET STOCK ISSUERS — We are not affiliated with the issuers of the Basket Funds. We assume no responsibility for the adequacy of the information about the Basket Funds and their issuers contained in this term sheet. You should make your own investigation into the Basket Funds and their issuers. We are not responsible for the Basket Fund issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity, if any, described in this term sheet is based on the full Principal Amount of your notes, the original Issue Price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which Deutsche Bank, will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•
LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. Deutsche Bank Securities Inc. may offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank Securities Inc. may be willing to buy the notes.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as Calculation Agent. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Basket Fund issuers, including extending loans to, or making equity investments in, such Basket Fund issuer(s) or providing advisory services to such Basket Fund issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Basket Funds and these reports may or may not recommend that investors buy or hold the Basket Funds. As a prospective purchaser of the notes, you should undertake an independent investigation of the Basket Funds and their issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

•
HEDGING AND TRADING IN THE BASKET FUNDS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Basket Funds or instruments related to one or more of the Basket Funds. We or our affiliates may also trade in the Basket Funds or instruments related to either or both of the Basket Funds from time to time. Any of these hedging or trading activities as of the Trade Date and during the term of the notes could adversely affect our payment to you at maturity.

•
ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Fund Adjustment Factor for each Basket Fund to reflect certain events affecting such Basket Fund. However, the Calculation Agent will not make an adjustment in response to all events that could affect the Basket Funds. If an event occurs that does not require the Calculation Agent to make an adjustment, the value of the notes may be materially and adversely affected. See “Description of Notes—Anti-Dilution Adjustments” in the accompanying product supplement for further information.

•
COMMODITY PRICES ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO A HIGH AND UNPREDICTABLE VOLATILITY IN CERTAIN BASKET FUNDS — The Oil Service HOLDRSSM Trust, Market Vectors Gold Miners ETF and SPDR® S&P® Metals & Mining ETF invest in companies involved in the production of commodities. Market prices of certain commodities tend to be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but are subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices than on traditional fixed-income and equity securities. These variables may create additional investment risks that cause the prices of the Basket Funds investing in commodity-producing companies to be more volatile than the prices of a more broadly diversified Basket Fund. These and other factors may affect the prices of the Oil Service

HOLDRSSM Trust, the Market Vectors Gold Miners ETF and the SPDR® S&P® Metals & Mining ETF, and thus the Coupon Payments on your notes and the value of your notes.

•
RISKS ASSOCIATED WITH REAL ESTATE INVESTMENT TRUSTS WILL AFFECT THE VALUE OF THE NOTES – The iShares® Dow Jones U.S. Real Estate Index Fund is composed of a variety of real estate related securities including REITs. REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the iShares® Dow Jones U.S. Real Estate Index Fund, the Coupon Payments on your notes and the value of your notes:

•	a decline in the value of real estate properties;

•	extended vacancies of properties;

•	increases in property and operating taxes;

•	increased competition or overbuilding;

•	a lack of available mortgage funds or other limits on accessing capital;

•	tenant bankruptcies and other credit problems;

•	limitation on rents, including decreases in market rates for rents;

•	changes in zoning laws and governmental regulations;

•	costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;

•	investments in developments that are not completed or that are subject to delays in completion;

•	risks associated with borrowing;

•	changes in interest rates;

•	casualty and condemnation losses; and

•	uninsured damages from floods, earthquakes or other natural disasters.

•
NON-U.S. SECURITIES MARKETS RISKS – The stocks included in the iShares® MSCI EAFE® Index Fund are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the notes.

•
MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the Closing Price of the Basket Fund on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	whether the Annual Contribution of any Basket Fund has met or exceeded the Maximum Annual Contribution on any Variable Coupon Observation Date;

•	the expected volatility in the Basket Funds;

•	the time to maturity of the notes;

•	the dividend rates paid on the stocks underlying the Basket Funds;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
TAXED AS CONTINGENT PAYMENT DEBT INSTRUMENTS — You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences.” The notes will be treated for U.S. federal income tax purposes as “contingent payment debt instruments.” Under this treatment, regardless of your method of accounting, you generally will be required to accrue interest in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, with certain adjustments to reflect the difference, if any, between the actual and projected amount of the contingent payments on the notes. Any income recognized upon a sale, exchange or retirement of the notes will be treated as interest income for U.S. federal income tax purposes.

You may obtain the comparable yield and the projected payment schedule by submitting a written request to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Daniel Millwood, 212-250-8281. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount in excess of your principal, if any, that we will pay on the notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of investing in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE BASKET FUNDS

Public Information

All information contained herein on the Basket Funds and on the Basket Fund issuers is derived from publicly available sources and is provided for informational purposes only. We have not participated in the preparation of, or verified, such publically available documents. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and investment companies registered under the Investment Company Act of 1940, as amended, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Basket Fund issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. See “The Basket Funds” beginning on page 37 of the accompanying product supplement for more information.

Historical Information of the Basket Funds and the Basket

The graphs contained in this term sheet set forth the historical performance of the Basket Funds based on the daily closing prices (in U.S. dollars) of the Basket Funds from June 22, 2006 through September 14, 2009. The closing price for each Basket Fund on September 14, 2009 is set forth in the table below.

Basket Fund	Ticker	Basket Fund Closing Price
Oil Services HOLDRSSM Trust	OIH	$113.51
Market Vectors Gold Miners ETF	GDX	$45.39
SPDR® S&P® Metals & Mining ETF	XME	$46.55
iShares® Dow Jones U.S. Real Estate Index Fund	IYR.P	$42.51
iShares® MSCI EAFE® Index Fund	EFA.P	$54.72
PowerShares QQQ TrustSM, Series 1	QQQQ	$41.68
iShares® Barclays 1-3 Year Treasury Bond Fund	SHY.P	$83.84

The historical levels of each Basket Fund should not be taken as an indication of future performance, and no assurance can be given as to the Basket Fund Return on any Variable Coupon Observation Date or any future closing price of a Basket Fund. We cannot give you assurance that the performance of the Basket will result in the return of your initial investment in excess your initial investment.

Oil Services HOLDRSSM Trust

We have obtained all information regarding the Oil Services HOLDRSSM Trust (the “OIH”) contained in this term sheet, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such available information.

The Oil Services HOLDRSSM Trust was formed pursuant to a depositary trust agreement, dated as of February 6, 2001, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor, other depositors and the owners of the Oil Service HOLDRS. OIH is not a registered investment company under the Investment Company Act of 1940. Information filed by the OIH with the SEC pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the SEC file number 001−16311 on the SEC’s website at http://www.sec.gov. In addition, information about the OIH may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the HOLDRSSM website at www.holdrs.com. Information contained in the HOLDRSSM website is not incorporated by reference in, and should not be considered a part of this term sheet or any pricing supplement. The depositary receipts are listed on the NYSE Arca under the trading symbol “OIH”.

The trust holds shares of common stock issued by a group of companies that provide drilling, well-site management and related products and services to the oil service industry. OIH issued depositary receipts under the depositary trust agreement which represent an undivided beneficial ownership interest in the shares of securities held by OIH. The depositary receipts are separate from the shares of common stock that are held by the trust. The issuers of the underlying shares held by the trust were, at the time of selection, among the largest capitalized, most liquid companies in the oil service industry as measured by market capitalization and trading volume.

Holdings Information

The holding information for the OIH is updated on a daily basis. As of September 14, 2009 the OIH had a total of 16 total constituents. The following tables summarize the OIH’s top 10 holdings in individual companies as of such date.

Top 10 Holdings in Individual Companies as of September 14, 2009

Company	Percentage of Total Holdings
Transocean Ltd.	15.94%
Schlumberger Limited	11.39%
Halliburton Co.	10.26%
Diamond Offshore Drilling Inc.	9.02%
Noble Corporation Baar	7.20%
Weatherford International Ltd.	6.88%
Baker Hughes Inc.	7.05%
National Oilwell Varco Inc.	6.69%
Cameron International Corp.	5.37%
BJ Services Co.	4.30%

The information above was compiled from the HOLDRSSM website. Information contained in the HOLDRSSM website is not incorporated by reference in, and should not be considered a part of, this term sheet or any pricing supplement.

Historical Information About the Oil Services HOLDRSSM Trust

The following graph sets forth the historical performance of the Oil Services HOLDRSSM Trust, based on the daily closing price (in U.S. dollars) of one share of the Oil Services HOLDRSSM Trust from June 22, 2006 through September 14, 2009. The closing price of one share of the Oil Services HOLDRSSM Trust on September 14, 2009 was $113.51.

Market Vectors Gold Miners ETF

We have derived all information contained in this term sheet regarding the Market Vectors Gold Miners ETF (the “GDX”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van

Eck Associates Corporation (“Van Eck”). The GDX is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Market Vectors Gold Miners ETF. The GDX is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

The Market Vectors ETF Trust is a registered investment company that consists of numerous separate investment portofilios, including the GDX. Information provided to or filed with the SEC by the Market Vectors Gold Miners ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to the SEC file numbers 333−123257 and 811−10325, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Market Vectors ETF Trust, Van Eck and the GDX, please see the prospectus dated May 1, 2009. In addition, information about the Market Vectors ETF Trust, Van Eck and the GDX may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Van Eck website at www.vaneck.com. Information contained in the Van Eck website is not incorporated by reference in, and should not be considered a part of this term sheet or any pricing supplement.

Investment Objective

The GDX seeks to provide investment results that replicate as closely as possible the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The NYSE Arca Gold Miners Index includes common stocks and American Depositary Receipts (“ADRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Indexing Investment Approach

The GDX, utilizes a “passive” or indexing investment approach and attempts to approximate the investment performance of the Gold Miners Index by investing in a portfolio of securities that generally replicate the Gold Miners Index. It is possible that the Market Vectors Gold Miners ETF may not fully replicate the performance of the NYSE Arca Gold Miners Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.

Holdings Information

The holding information for the GDX is updated on a daily basis. As of September 14, 2009 the GDX had a total of 32 total constituents. The following tables summarize the GDX’s top 10 holdings in individual companies as of such date.

Top 10 Holdings in Individual Companies as of September 14, 2009

Company	Percentage of Total Holdings
Barrick Gold Corp.	12.30%
Goldcorp Inc.	11.31%
Newmont Mining Corp.	8.45%
Kinross Gold Corp.	5.76%
AngloGold Ashanti Ltd.	5.71%
Gold Fields Ltd.	4.97%
Agnico-Eagle Mines Ltd.	4.93%
IAMGOLD Corp.	4.62%
Cia de Minas Buenaventura SA	4.51%
Yamana Gold Inc.	4.37%

The information above was compiled from the Van Eck website. Information contained in the Van Eck website is not incorporated by reference in, and should not be considered a part of, this term sheet or any pricing supplement.

Historical Information About the Market Vectors Gold Miners ETF

The following graph sets forth the historical performance of the Market Vectors Gold Miners ETF, based on the daily closing price (in U.S. dollars) of one share of the Market Vectors Gold Miners ETF from June 22, 2006 through September 14, 2009. The closing price of one share of the Market Vectors Gold Miners ETF on September 14, 2009 was $45.39.

The NYSE Arca Gold Miners Index

We have derived all information contained in this term sheet regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the NYSE Arca. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is reported by Bloomberg under the ticker symbol “GDM.”

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market.  Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Index Calculation

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology.  The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2)
the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

(3)
the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

Diversification Rule 1:  If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

Diversification Rule 2:  The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

SPDR® S&P® Metals & Mining ETF

We have derived all information contained in this term sheet regarding the SPDR® S&P® Metals & Mining ETF (the “XME”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by SPDR Series Trust and SSgA Funds Management, Inc. (“SSgA”) . The XME is an investment portfolio maintained and managed by SSgA. SSgA is the investment advisor to the XME. The XME is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XME.”

The SPDR Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the XME. Information provided to or filed with the SEC by the SPDR Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at http://www.sec.gov. For additional information regarding the SPDR Series Trust, SSgA and the GDX, please see the prospectus dated October 31, 2008 as supplemented on June 1, 2009. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SSgA website at www.spdrs.com. Information contained in the SSgA website is not incorporated by reference in, and should not be considered a part of this term sheet or any pricing supplement.

The XME seeks to provide investment results that replicate as closely as possible the total return performance, before fees and expenses, the performance of an index derived from the oil and gas equipment and services segment known as the S&P® Metals and Mining Select Industry Index™. The XME uses a passive management strategy designed to track the total return performance of the S&P® Metals and Mining Select Industry Index™. The S&P® Metals and Mining Select Industry Index™ represents the metals and mining sub-industry portion of the S&P® Total Market Index (“S&P TMI”). The S&P TMI tracks all the U.S. common stocks listed on the NYSE and NASDAQ. The S&P® Metals and Mining Select Industry Index™ is an equal weighted market cap index. There is no assurance that the XME will achieve its investment objective.

Holdings Information

The holding information for the XME is updated on a daily basis. As of September 14, 2009 the XME had a total of 26 total constituents. The following tables summarize the XME’s top 10 holdings in individual companies as of such date.

Top 10 Holdings in Individual Companies as of September 14, 2009

Company	Percentage of Total Holdings
Freeport-Mcmoran Copper & Gold Inc	4.75%
United States Stl Corp New	4.67%
Arch Coal Inc.	4.35%
Peabody Energy Corp	4.29%
Alcoa Inc	4.25%
Steel Dynamics Inc	4.22%
Newmont Mining Corp	4.21%
Cliffs Natural Resources Inc	4.18%
Consol Energy Inc	4.09%
Nucor Corp	3.88%

The information above was compiled from the SSgA website. Information contained in the SSgA website is not incorporated by reference in, and should not be considered a part of, this term sheet or any pricing supplement.

Historical Information About the SPDR® S&P® Metals & Mining ETF

The following graph sets forth the historical performance of the SPDR® S&P® Metals & Mining ETF, based on the daily closing price (in U.S. dollars) of one share of the SPDR® S&P® Metals & Mining ETF from June 22, 2006 through September 14, 2009. The closing price of one share of the SPDR® S&P® Metals & Mining ETF on September 14, 2009 was $46.55.

The S&P® Metals & Mining Select IndustryTM Index

We have derived all information contained in this term sheet regarding the S&P® Metals and Mining Select Industry IndexTM Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, S&P®. The S&P® Metals and Mining Select Industry IndexTM Index is reported by Bloomberg under the ticker symbol “SPSIMM.”

The S&P® Metals and Mining Select Industry IndexTM Index is an equal-weighted index that is designed to measure the performance of the metals & mining sub-industry portion of the S&P TMI, a benchmark that measures the performance of the U.S. equity market. The S&P TMI Index offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P® TMI Index. Each of the component stocks in the S&P® Metals and Mining Select Industry IndexTM is a constituent company within the metals & mining sub-industry of the S&P TMI Index.

Eligibility for the S&P® Metals and Mining Select Industry IndexTM

Membership to the S&P® Metals and Mining Select Industry IndexTM is based on a company’s GICS classification, as well as liquidity market cap requirements and domicile.

To be eligible for the S&P® Metals and Mining Select Industry IndexTM, companies must be in the S&P TMI Index and rank in the top 90% of their relevant GICS sub-industry (i.e., homebuilding sub-industry) by float- adjusted market capitalization. The stocks at the top, whose cumulative market capitalization is less than or equal to 90% of the total market capitalization of the homebuilding sub-industry, are deemed to qualify. If the stock count is less than 25, then companies having a float-adjusted market capitalization above $500 million are added sequentially in order of float-adjusted market capitalization. If there are still fewer than 25 stocks in the S&P® Metals and Mining Select Industry IndexTM, stocks from a supplementary list of highly correlated sub-industries that meet the market capitalization and liquidity thresholds, are included in order of their float-adjusted market capitalization to reach 25 constituents.

Market Capitalization

Stocks with a float-adjusted market capitalization above $500 million and meet the liquidity threshold are included in order of their float-adjusted market capitalization until the stock count reaches 21. The float-adjusted market capitalization of these stocks must combine to be at least 90% of the total metals & mining sub-industry market capitalization. If the S&P® Metals and Mining Select Industry IndexTM Index still does not have enough stocks that meet the criteria for inclusion, the minimum market capitalization requirements may be relaxed until the other requirements have been satisfied.

Liquidity

Constituents must have a liquidity ratio—defined by dollar value traded over the previous 12 months divided by average market capitalization over the previous 12 months—greater than 30%. The length of time to evaluate liquidity is reduced to available trading period for IPOs or spin-offs that do not have 12 months of trading history.

Domicile

Only U.S. companies are eligible for inclusion in the S&P® Metals and Mining Select Industry IndexTM.

S&P® Metals and Mining Select Industry IndexTM Index Construction and Calculations

The S&P® Metals and Mining Select Industry IndexTM Index is equal-weighted and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on December 15, 2000. The index value is simply the index market value divided by the index divisor:

Index Value	=	(Index Market Value) / Divisor

Index Market Value	=	(Component Stocks)i × (Price)i

where N is the number of stocks in the index.

At the beginning of each quarterly rebalancing, the Component Stocks are set so that each constituent has equal weight.

(Component Stocks)i, after rebalance = K / (Price)i, rebalance date where K is an arbitrary or nominal value used to ensure each company’s “shares” number is derived to establish equal weighting in the index.

In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

(Index Value)before rebalance = (Index Value)after rebalance

Therefore,

(Divisor)after rebalance = (Index Market Value)after rebalance / (Index Value)before rebalance

Metals & Mining Select Industry™ Index Maintenance

The membership to S&P® Metals and Mining Select Industry IndexTM Index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. No companies are added between rebalancings. However, a company will be deleted from the S&P® Metals and Mining Select Industry IndexTM if the S&P TMI Index drops the constituent. If a constituent deletion causes the number of companies in the S&P® Metals and Mining Select Industry IndexTM to fall below 25, no addition will be made to the S&P® Metals and Mining Select Industry IndexTM until the next rebalancing. At that time, the entire S&P® Metals and Mining Select Industry IndexTM will be rebalanced based on all eligibility criteria, including the minimum number of companies. In case of GICS changes, where a company does not belong to the homebuilding sub-industry after the classification change, it is removed from the S&P® Metals and Mining Select Industry IndexTM at the next rebalancing.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index adjustment is required.

S&P TMI Index Action	Adjustment Made to Index	Divisor Adjustment?
Constituent change	If the constituent is a member of the S&P® Metals and Mining Select Industry Index™, it is dropped.	Yes

Share changes between quarterly share adjustments	None.	No
Quarterly share changes	There is no direct adjustment, however, on the same date the S&P® Metals and Mining Select Industry Index™ rebalancing will take place.	Only because of the Index rebalancing.
GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the relevant Select Industry Index, it is removed at the next rebalancing.	No
Spin-off
No weight change. The price is adjusted to price of Parent Company minus (Price of Spin-off company/Share Share ratio). The Component Stocks change so that the company’s weight remains the same as its weight before the spin-off.
No
Rights Offering
The price is adjusted to Price of Parent Company minus (Price of Rights Subscription/Rights Ratio). The Component Stocks change so that the company’s weight remains the same as its weight before the spin-off.
No
Stock Split	The Component Stocks are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

iShares® Dow Jones U.S. Real Estate Index Fund

For more information on the iShares® Dow Jones U.S. Real Estate Index Fund, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The iShares Exchange Traded Funds – iShares® Dow Jones U.S. Real Estate Index Fund” in the accompanying underlying supplement no. 17 dated August 11, 2008.

Historical Information About the iShares® Dow Jones U.S. Real Estate Index Fund

The following graph sets forth the historical performance of the iShares® Dow Jones U.S. Real Estate Index Fund, based on the daily closing price (in U.S. dollars) of one share of the iShares® Dow Jones U.S. Real Estate Index Fund from June 22, 2006 through September 14, 2009. The closing price of one share of the iShares® Dow Jones U.S. Real Estate Index Fund on September 14, 2009 was $42.51.

iShares® MSCI EAFE® Index Fund

For more information on the iShares Exchange Traded Funds, including information concerning calculation methodology and adjustment policy, please see the section entitled “The iShares Exchange Traded Funds – Methodology” in the accompanying underlying supplement no. 17 dated August 11, 2008. For more information on the MSCI EAFE® Index, please see the section entitled “The MSCI Indices – The MSCI EAFE® Index” in the accompanying underlying supplement no. 17 dated August 11, 2008.

Historical Information About the iShares® MSCI EAFE® Index Fund

The following graph sets forth the historical performance of the iShares® MSCI EAFE® Index Fund, based on the daily closing price (in U.S. dollars) of one share of the iShares® MSCI EAFE® Index Fund from June 22, 2006 through September 14, 2009. The closing price of one share of the iShares® MSCI EAFE® Index Fund on September 14, 2009 was $54.72.

PowerShares QQQ TrustSM, Series 1

We have obtained all information regarding the PowerShares QQQ TrustSM, Series 1 (the “QQQQ”) contained in this term sheet, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such available information.

QQQQ is a unit investment trust designed to generally correspond to the price and yield performance of the Nasdaq-100 Index®. We make no assurance that this investment objective will be fully met. Information filed by the QQQ with the SEC pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the SEC file number 812-13590 on the SEC’s website at http://www.sec.gov. The QQQQ is traded on the Nasdaq under the trading symbol “QQQQ”.

The trust, an exchange traded fund, is a registered investment company which both (a) continuously issues and redeems “in kind” its shares, known as PowerShares QQQ Index Tracking StockSM (“PowerShares QQQ Shares”) only in large lot sizes called Creation Units at their once daily net asset value (“NAV”) and (b) lists the shares individually for trading on Nasdaq at prices established throughout the trading day, like any other listed equity security trading in the secondary market on Nasdaq. PowerShares QQQ Shares held by the trust consist of a portfolio of equity securities or, in the case of securities not yet delivered in connection with purchases made by the trust or portfolio deposits, confirmations of contracts to purchase such securities (collectively, the “Portfolio”).

The sponsor of QQQQ makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit as well as the income net of expense amount effective through and including the previous business day per outstanding PowerShares QQQ Share. The sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per PowerShares QQQ Share basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit). The Nasdaq Stock Market calculates the Nasdaq-100 Index® intra-day every 15 seconds on every business day in which the Nasdaq Stock Market is open for trading. If the sponsor elects to make such information available, it would be calculated based upon the best information available to the sponsor and may be calculated by other persons designated to do so by the sponsor. If the sponsor elects to make such information available, the inability of the sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of PowerShares QQQ Shares on Nasdaq. If such information is made available, investors interested in creating PowerShares QQQ Shares or purchasing PowerShares QQQ Shares in the secondary market should not rely solely on such information in making investment decisions but should also consider other market information and relevant economic and other factors (including, without limitation, information regarding the index, the index securities, and financial instruments based on the index).

Historical Information About the PowerShares QQQ TrustSM, Series 1

The following graph sets forth the historical performance of the PowerShares QQQ TrustSM, Series 1, based on the daily closing price (in U.S. dollars) of one share of the PowerShares QQQ TrustSM, Series 1 from June 22, 2006 through September 14, 2009. The closing price of one share of the PowerShares QQQ TrustSM, Series 1 on September 14, 2009 was $41.68.

iShares® Barclays 1-3 Year Treasury Bond Fund

We have derived all information contained in this term sheet regarding the iShares® Barclays 1-3 Year Treasury Bond Fund (the “SHY.P”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of or verified such publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Inc. (“iShares®”), iShares® Trust, Barclays Global Investors, N.A. (“BGI”), and Barclays Global Fund Advisors (“BGFA”). BGFA is the investment advisor to the Fund. The Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “SHY.P”.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the SHY.P. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BGFA and the SHY.P, please see the prospectus dated July 1, 2009. In addition, information about iShares® and the SHY.P may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this term sheet or any pricing supplement.

The SHY.P seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the short-term sector of the United States Treasury Market as defined by the Barclays Capital U.S. 1-3 Year Treasury Bond Index. For further information on methodology that applies generally to the iShares® funds, please refer to “Exchange Traded Funds—The iShares Exchange Traded Funds—Methodology” in accompanying underlying supplement no. 17.

Historical Information About the iShares® Barclays 1-3 Year Treasury Bond Fund

The following graph sets forth the historical performance of the iShares® Barclays 1-3 Year Treasury Bond Fund, based on the daily closing price (in U.S. dollars) of one share of the iShares® Barclays 1-3 Year Treasury Bond Fund from June 22, 2006 through September 14, 2009. The closing price of one share of the iShares® Barclays 1-3 Year Treasury Bond Fund on September 14, 2009 was $83.84.

Holdings Information

The holding information for the SHY.P is updated on a daily basis. As of September 14, 2009, 99.36% of the Fund’s holdings consisted of bonds, 0.17% consisted of cash and 0.47% was in other assets, including dividends booked but not yet received.(1) The following tables summarize the SHY.P top 10 holdings as of such date.

Top 10 Holdings in Individual Companies as of September 14, 2009

Security	Percentage of Total Holdings
U.S. Treasury Bonds, 08/15/2012, 1.75%	4.09%
U.S. Treasury Bonds, 04/30/2011, 4.88%	3.82%
U.S. Treasury Bonds, 11/15/2011, 1.75%	3.41%
U.S. Treasury Bonds, 08/15/2011, 5.00%	3.32%
U.S. Treasury Bonds, 03/15/2012, 1.38%	3.23%
U.S. Treasury Bonds, 04/15/2012, 1.38%	3.23%
U.S. Treasury Bonds, 06/15/2012, 1.88%	3.05%
U.S. Treasury Bonds, 05/15/2012, 1.38%	3.01%
U.S. Treasury Bonds, 02/15/2012, 1.38%	2.87%
U.S. Treasury Bonds, 02/15/2011, 5.00%	2.79%

(1)
Total allocation percentages may not equal 100% due to rounding or omission of holdings of less than 1%. Information on certain fund holdings of less than 1% may not be widely available and may not be included.

The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this term sheet or any pricing supplement.

Barclays Capital U.S. 1-3 Year Treasury Bond Index

We have derived all information contained in this term sheet regarding the Barclays Capital U.S. 1-3 Year Treasury Bond Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, Barclays Capital Inc. (“BCI”). The Barclays Capital U.S. 1-3 Year Treasury Bond Index is calculated, maintained and published by BCI.

The Barclays Capital U.S. 1-3 Year Treasury Bond Index measures the performance of public obligations of the U.S. Treasury. The Barclays Capital U.S. 1-3 Year Treasury Bond Index is market capitalization weighted, includes all publicly issued U.S. Treasury securities that meet the index criteria and is rebalanced once a month on the last calendar day of the month. The U.S. Treasury securities included in the index must have an original term of between 1¼ and 3¼ years, a remaining maturity of greater than or equal to 1¼ year, are rated investment grade (at least Baa3 by Moody’s Investors Service), have $5 billion or more of outstanding face value and have settled on or before the rebalancing date. In calculating the index, income from coupons is reinvested on the monthly rebalancing date.

SUPPLEMENTAL UNDERWRITING INFORMATION (CONFLICTS OF INTEREST)

Deutsche Bank Securities Inc. (“DBSI”) and Deutsche Bank Trust Company Americas, acting as agents for Deutsche Bank AG, will receive a selling concession in connection with the sale of the notes of up to 4.25% or $42.50 per $1,000 note Principal Amount. DBSI will reallow a selling concession to other broker-dealers of up to 2.75% or $27.50 per note Principal Amount.

DBSI may pay referral fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 note Principal Amount and may additionally pay fees of up to 1.25% or $12.50 per $1,000 note Principal Amount to certain other broker-dealers. Deutsche Bank AG will reimburse DBSI for such fees. See “Underwriting” in the accompanying product supplement.

The agents for this offering, DBSI and DBTCA, are our affiliates. In accordance with NASD Rule 2720, DBSI and DBTCA may not make sales in this offering to any discretionary account without the prior written approval of the customer.

SETTLEMENT

We expect to deliver the notes against payment for the notes on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the notes more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.